SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REWARDS NETWORK INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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April 15, 2005

Fellow Stockholders:

Please accept my personal invitation to attend the 2005 Annual Meeting of Stockholders of Rewards Network Inc., which will be held on Wednesday, May 25, 2005, at 10:00 a.m. (local time). The meeting will be held at the Civic Opera Building, 20 North Wacker Drive, 6th Floor, Chicago, Illinois. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

We hope that you will attend the meeting. However, whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy card as soon as possible. It is important that your shares be represented at the meeting.

YOUR VOTE IS IMPORTANT.

On behalf of the Company’s Board of Directors, I would like to express our appreciation for your continued interest in the Company. We look forward to seeing you at the meeting.

Sincerely yours,

Ronald L. Blake

President and Chief Executive Officer

REWARDS NETWORK INC.

TWO NORTH RIVERSIDE PLAZA, SUITE 950

CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

To the Stockholders of

Rewards Network Inc.:

The 2005 Annual Meeting of Stockholders of Rewards Network Inc. will be held at the Civic Opera Building, 20 North Wacker Drive, 6th Floor, Chicago, Illinois on Wednesday, May 25, 2005, at 10:00 a.m. (local time) for the following purposes:

(1)	To elect eight directors; and

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement, which is attached.

Stockholders who hold shares of common stock of the Company, par value $0.02 per share, at the close of business on April 4, 2005 are entitled to receive notice of, and to vote at, the meeting and at any adjournment or postponement thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2005 ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE 2005 ANNUAL MEETING.

By Order of the Board of Directors,

Bryan R. Adel

Secretary

Chicago, Illinois

April 15, 2005

REWARDS NETWORK INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

INTRODUCTION

This Proxy Statement is being furnished to stockholders of Rewards Network Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2005 Annual Meeting of Stockholders to be held at the Civic Opera Building, 20 North Wacker Drive, 6th Floor, Chicago, Illinois on Wednesday, May 25, 2005, at 10:00 a.m. (local time) and at any adjournment or postponement thereof (the “2005 Annual Meeting”).

This Proxy Statement and the accompanying proxy card are first being sent or given to the Company’s stockholders on or about April 15, 2005.

Purposes of Meeting

The purposes of the meeting are as follows:

1. To elect eight directors; and

2. To transact such other business as may properly come before the 2005 Annual Meeting or any adjournment or postponement thereof.

Record Date; Shares Entitled to Vote

The Company’s Board of Directors has fixed the close of business on April 4, 2005 as the record date for the 2005 Annual Meeting. Only stockholders who hold shares of common stock of the Company, par value $0.02 per share (“Common Stock”), at the close of business on the record date are entitled to receive notice of, and to vote at, the 2005 Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote at the 2005 Annual Meeting for each share of Common Stock held by that stockholder at the close of business on the record date. The Company’s stockholders are not entitled to any cumulative voting rights.

Outstanding Shares

As of April 4, 2005, there were 25,773,919 shares of the Company’s common stock, par value $0.02 per share (“Common Stock”), outstanding and entitled to vote at the 2005 Annual Meeting.

Quorum; Abstentions and Broker Non-Votes; Vote Required; Method for Counting Votes

A quorum of stockholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of Common Stock entitled to vote at the 2005 Annual Meeting is necessary to constitute a quorum. For purposes of determining whether a quorum is present, abstentions will be considered present and entitled to vote, but broker non-votes will not be considered present and entitled to vote.

Directors will be elected by a plurality of the votes cast. Approval of any other matter as may properly come before the 2005 Annual Meeting will require the affirmative vote of a majority of the votes cast with respect to such matter, except as may otherwise be provided in the Company’s Certificate of Incorporation or By-Laws, by the rules of the American Stock Exchange or by law.

The Company’s transfer agent will tabulate votes cast by proxy at the 2005 Annual Meeting, and an inspector of election will tabulate votes cast in person at the 2005 Annual Meeting.

Voting by Proxy

Proxies are being solicited on behalf of and at the direction of the Company’s Board of Directors. All shares of Common Stock represented by properly executed proxies will be voted at the 2005 Annual Meeting in accordance with the instructions made on the proxies, unless such proxies have previously been revoked.

When voting to elect directors, stockholders have three options:

•	vote “FOR” all eight nominees,

•	“WITHHOLD” authority to vote for all eight nominees, or

•	vote “FOR” all nominees except as indicated.

If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Proxies without Instructions

If a proxy card is signed and dated by a stockholder of the Company but does not include instructions on how to vote, the persons named on the proxy card will follow the recommendations of the Company’s Board of Directors and vote the shares represented by the proxy card as follows:

•	“FOR” the election of all eight nominees for director.

Revocation of Proxies

If shares are registered in a stockholder’s name, the stockholder’s proxy may be revoked at any time:

•	by delivering a written notice of revocation to the Secretary of the Company at any time before the proxy is exercised,

•	by executing another proxy that bears a later date, which is voted at the 2005 Annual Meeting or any adjournment or postponement thereof, or

•	by voting in person at the 2005 Annual Meeting or any adjournment or postponement thereof.

Attendance at the 2005 Annual Meeting in and of itself does not revoke a prior proxy.

If a stockholder’s shares are held in “street name,” the stockholder must contact such stockholder’s broker to revoke the proxy.

Solicitation of Proxies

All expenses with respect to this solicitation will be paid by the Company. After the initial mailing of this Proxy Statement, directors, officers and other employees of the Company may solicit proxies in person, by telephone, by facsimile or other electronic means. The Company does not reimburse its directors, officers or employees for soliciting proxies. The Company reimburses brokers and other nominees for reasonable expenses incurred in sending materials to and obtaining voting instructions from their principals.

The extent to which proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. Stockholders are encouraged to submit their proxies without delay.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors proposes for election as directors of the Company the following nominees: Samuel Zell, Adam M. Aron, Peter C.B. Bynoe, Raymond A. Gross, F. Philip Handy, Harold I. Shain, John A. Ward, III and Frank E. Wood, each of whom is currently a director of the Company.

Nominees for Election

The following table contains information as of April 4, 2005 relating to the nominees for election to the Company’s Board of Directors. The Company’s Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve as a director of the Company. If a nominee is unwilling or unable to serve as a director of the Company, the persons named on the proxy card will vote for the other nominees and may vote for a substitute for such nominee. The Company’s Board of Directors may also choose to reduce the number of directors to be elected at the 2005 Annual Meeting.

There are no family relationships among the nominees or between the nominees and any of the Company’s executive officers. Also, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is to be selected as a director or nominee.

Name	Business Experience, Other Public Company Directorships Held, Age, Company Board of Director Committee Memberships and Period Served as a Director of the Company
Samuel Zell	Mr. Zell has served as Chairman of Equity Group Investments, L.L.C., a private investment company, since 1999. Mr. Zell has been a trustee and Chairman of the Board of Trustees of Equity Office Properties Trust, an equity real estate investment trust primarily focused on office buildings, since October 1996, was its Chief Executive Officer from April 2002 to April 2003, and its President from April 2002 until November 2002. For more than the past five years, Mr. Zell has served as Chairman of the Board of Anixter International, Inc., a global distributor of structured cabling systems; as Chairman of the Board of Equity Lifestyle Properties, Inc. (previously known as Manufactured Home Communities, Inc.), an equity real estate investment trust primarily engaged in the ownership and operation of manufactured home resort communities; as Chairman of the Board of Trustees of Equity Residential, an equity real estate investment trust that owns and operates multi-family residential properties; and as Chairman of the Board of Capital Trust, Inc., a specialized finance company.

Directorships: Anixter International, Inc. (chair); Capital Trust, Inc. (chair); Equity Lifestyle Properties, Inc. (chair); Equity Office Properties Trust (chair); and Equity Residential (chair)

Age: 63

Director since: 2002

Adam M. Aron	Mr. Aron has been Chairman and Chief Executive Officer of Vail Resorts, Inc., an owner and operator of ski resorts, lodging properties and other real estate, since July 1996.

Directorships: Nextel Partners, Inc. and Vail Resorts, Inc. Committees: Nominating; Corporate Governance Age: 50 Director since: 2004

Name	Business Experience, Other Public Company Directorships Held, Age, Company Board of Director Committee Memberships and Period Served as a Director of the Company
Peter C.B. Bynoe	Mr. Bynoe joined the law firm of DLA Piper Rudnick Gray Cary US LLP as a partner in 1995 and currently serves on the firm’s Executive Committee. Mr. Bynoe has been a principal of Telemat Ltd., a consulting and project management firm, since 1982. He also serves as Chairman of the Illinois Sports Facilities Authority, a joint venture of the State of Illinois and City of Chicago that owns U.S. Cellular Field.

Directorships: Danielson Holding Corporation Committees: Nominating; Corporate Governance Age: 54 Director since: 2003

Raymond A. Gross	Mr. Gross has been the Chief Executive Officer and a director of Security Associates International, Inc., a security alarm services provider, since August 2001. From March 2000 to June 2001, Mr. Gross was Chief Executive Officer and a director of Davel Communications, Inc., a communications service provider, and from January 1998 to March 2000, Mr. Gross was President of OneSource, a facilities services provider and a subsidiary of Carlisle Holdings Limited.

Committees: Audit Age: 55 Director since: 2001

F. Philip Handy	Mr. Handy has been Chief Executive Officer of Strategic Industries, a private global manufacturing company, since October 2001. Until 2004, he was Chairman and Chief Executive Officer of Winter Park Capital Company, a private investment firm he founded in 1980.

Directorships: Anixter International, Inc. and WCI Communities Inc. Committees: Compensation; Nominating Age: 60 Director since: 1998

Harold I. Shain	Mr. Shain has been the President and Chief Operating Officer of Newsweek, Inc., a weekly news magazine company, since March 1998. Mr. Shain has held various positions at Newsweek since 1986.

Committees: Audit; Compensation Age: 51 Director since: 2003

Name	Business Experience, Other Public Company Directorships Held, Age, Company Board of Director Committee Memberships and Period Served as a Director of the Company
John A. Ward, III	Mr. Ward retired in September 2000 after serving as Chairman and Chief Executive Officer of American Express Bank, a financial services provider, and President of the Travelers Cheque Group, an issuer of currency alternatives for travelers, since January 1996. Mr. Ward formerly served as Executive Vice President of The Chase Manhattan Bank, a financial services provider and as Chief Executive Officer of Chase Bankcard Services.

Directorships: CoActive Marketing Group, Inc.; Primus Guaranty, Ltd. Committees: Audit; Corporate Governance Age: 58 Director since: 2000

Frank E. Wood	Frank E. Wood has been CEO of Secret Communications since 1991. In 1998, Wood also co-founded The Darwin Group, a venture capital firm specializing in second-stage technology investments, where he continues to serve as co-founder and principal. He is also Chairman of the Board of 8e6 Technologies, a developer of internet filtering software, Healthy Advice Networks, a place-based media company with a presence in physicians’ offices, and Sub Rosa Communications, publisher of Tracks magazine.

Committees: Compensation Age: 62 Director since: 2004

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE EIGHT DIRECTOR NOMINEES.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES OF

BOARD OF DIRECTORS

In 2004, the Company’s Board of Directors held six meetings. Each director attended at least 75% of the aggregate number of meetings held by the Company’s Board of Directors and any committee on which such director served during the period in which the director served on the Company’s Board of Directors or on any such committee, except that Lester Wunderman attended two-thirds of the meetings of the Board of Directors and did not attend any of the meetings of the corporate governance committee in the period during which he served on that committee. A description of the Company’s policy with regard to directors’ attendance at annual meetings and information regarding the number of the Company’s directors who attended the 2004 Annual Meeting of Stockholders are contained on the Company’s website at http://www.rewardsnetwork.com.

The Company’s Board of Directors has four standing committees, the names and responsibilities of which are described below.

Audit Committee. The responsibilities of the audit committee include appointing the Company’s independent registered public accounting firm, determining their compensation, overseeing the Company’s accounting and financial reporting processes and controls, overseeing audits of the Company’s financial statements and its internal control over financial reporting and resolving any disagreements about financial reporting between the Company’s management and the Company’s independent registered public accounting firm. The audit committee also discusses with the Company’s management and the Company’s independent registered public accounting firm the accounting principles and practices used by the Company and pre-approves all auditing and non-auditing services to be provided to the Company by the Company’s independent registered public accounting firm. The Board of Directors has approved an audit committee charter. A copy of the audit committee charter was attached as an exhibit to the 2004 Proxy Statement and is available on the Company’s website at http://www.rewardsnetwork.com. During 2004, the audit committee consisted of Raymond A. Gross, who served on the committee as chairman from the beginning of 2004 through May 25, 2004, Herbert M. Gardner, who served as chairman following Mr. Gross’s departure from the committee, Harold I. Shain and John A. Ward, III. Mr. Gardner resigned from the Board of Directors effective January 24, 2005, and Mr. Gross rejoined the audit committee as chairman following Mr. Gardner’s resignation. Each member of the audit committee is “independent” as defined by the listing standards of the American Stock Exchange. In addition, the Company’s Board of Directors has determined that Mr. Gross is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The audit committee met 14 times in 2004.

Compensation Committee. The compensation committee reviews and monitors the Company’s employee and management compensation and benefit plans and policies, reviews and approves the compensation of the Company’s executive officers, approves grants of equity-based compensation and recommends to the Company’s Board of Directors such changes to the Company’s compensation plans and programs as the compensation committee determines are appropriate. In addition, the compensation committee reviews and approves the Company’s chief executive officer’s and, as appropriate, the Company’s other executive officers’ employment agreements, severance arrangements and change in control arrangements. The Board of Directors has approved a compensation committee charter. A copy of the compensation committee charter is available on the Company’s website at http://www.rewardsnetwork.com. During 2004, the compensation committee consisted of Sheli Rosenberg, who served as chairwoman from the beginning of the year until her resignation from the Board of Directors on March 18, 2004, Raymond A. Gross, who joined the committee and served as chairman after Sheli Rosenberg’s resignation, F. Philip Handy and Harold I. Shain. In January 2005, Mr. Gross left the compensation committee and Frank E. Wood joined the compensation committee, and Mr. Shain became chairman of the compensation committee. The compensation committee met eight times in 2004.

Corporate Governance Committee. The corporate governance committee assists the Company’s Board of Directors by developing and recommending to the Company’s Board of Directors the corporate governance guidelines applicable to the Company, providing oversight of the corporate governance affairs of the Company’s Board of Directors and the Company and reviewing and approving non-employee director compensation. The Board of Directors has approved a corporate governance committee charter. A copy of the corporate governance committee charter is available on the Company’s website at http://www.rewardsnetwork.com. Each member of the corporate governance committee is “independent,” as defined by the listing standards of the American Stock Exchange. In 2004, Peter C.B. Bynoe and John A. Ward, III served on the corporate governance committee during the entire year, Lester Wunderman served on the corporate governance committee from the beginning of the year through May 25, 2004, F. Philip Handy served from the beginning of the year through May 25, 2004 and Adam M. Aron served beginning on May 25, 2004. The corporate governance committee met six times in 2004.

Nominating Committee. The nominating committee assists the Company’s Board of Directors by recommending to the Company’s Board of Directors nominees for election to the Company’s Board of Directors. The Nominating Committee was formed in May 2004 and each member of the nominating committee is “independent,” as defined by the listing standards of the American Stock Exchange. The Board of Directors has approved a nominating committee charter. A copy of the nominating committee charter is available on the Company’s website at http://www.rewardsnetwork.com. In 2004, Adam M. Aron, Peter C.B. Bynoe and F. Philip Handy served on the nominating committee. The nominating committee met four times in 2004.

SELECTION OF DIRECTOR NOMINEES

The Company’s Board of Directors is responsible for selecting its own members. However, the Company’s Board of Directors has delegated to the nominating committee the initial screening process for the selection of new directors and the renomination of directors.

The nominating committee considers director candidates suggested by its members and other members of the Company’s Board of Directors, as well as management and stockholders. Once the nominating committee has identified a prospective nominee, the nominating committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the nominating committee with the recommendation of the prospective nominee, as well as the nominating committee’s own knowledge of the prospective nominee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional members of the Company’s Board of Directors to fill vacancies or expand the size of the Company’s Board of Directors and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the nominating committee determines that additional consideration is warranted, it may request that a third-party search firm gather additional information about the prospective nominee’s background and experience and report its findings to the nominating committee. The nominating committee then evaluates the prospective nominee against the criteria established by the nominating committee and the Company’s Board of Directors.

The nominating committee’s current criteria for nominating directors include the nominee’s core competencies, knowledge, experience, diversity, leadership, integrity, ability to understand the Company’s business and willingness to devote adequate time to duties of the Company’s Board of Directors, and the nominating committee considers such other relevant factors as it deems appropriate, including the current composition of the Company’s Board of Directors, the balance of management and independent directors, the need for audit committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the nominating committee determines whether or not to interview the prospective nominee, and if warranted, one or more members of the nominating committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the nominating committee makes a recommendation to the Company’s Board of Directors as to the persons who should be nominated by the Company’s Board of Directors, and the Company’s Board of Directors determines the nominees after considering the recommendation and report of the nominating committee and after considering the prospective nominees’ core competencies, knowledge, experience, diversity, leadership, integrity, ability to understand the Company’s business and willingness to devote adequate time to duties of the Company’s Board of Directors.

The nominating committee will consider stockholders’ nominees for the Company’s Board of Directors. A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 45 and 75 days prior to April 4, 2006. If the date of the 2006 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after May 25, 2006, stockholders are required to submit a notice of nomination not later than the close of business on the later of the 90th day prior to the date of the 2006 Annual Meeting or the tenth day following the day on which the meeting date is announced.

DIRECTOR COMPENSATION

Under the 2004 Non-Employee Directors Award Program, non-employee directors are entitled to receive a fee of $30,000 per year. In addition, the Chairman of the Board of Directors receives a fee of $250,000 per year, the Chairman of the Audit Committee receives a fee of $20,000 per year and each other member of the Audit Committee receives a fee of $10,000 per year. These fees are payable quarterly either in shares of Common Stock, in deferred shares of Common Stock, or in cash. Each non-employee director is entitled to receive a committee attendance fee, paid in cash at the end of each quarter, of $1,000 for each meeting attended in person and $500 for each meeting attended by conference call, and a board meeting attendance fee of $2,000 for each meeting attended in person and $500 for each meeting attended by conference call. In addition, on the date which is two full market days after each quarterly earnings announcement by the Corporation, each non-employee director receives a restricted stock unit award of 2,000 shares of Common Stock. The restricted stock unit award vests in equal installments over three years, beginning on the first anniversary of the grant date, and if the director’s service on the Board of Directors terminates for any reason the unvested portion of the restricted stock unit award is cancelled.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2004, Raymond A. Gross, F. Philip Handy and Harold I. Shain served as members of the compensation committee, and Mr. Handy, Mr. Shain and Frank E. Wood currently serve as members of the compensation committee. No member of the compensation committee is or has been an officer or employee of the Company, and none had any interlocking relationship with any other entity of the type that would be required to be disclosed in this Proxy Statement.

COMMUNICATIONS WITH SECURITY HOLDERS

The Company’s Board of Directors provides a process for security holders to send communications to the Company’s Board of Directors. For a description of the manner in which security holders may send communications to the Company’s Board of Directors and a description of the Company’s process for determining which communications will be relayed to the members of the Company’s Board of Directors, visit the Company’s website at http://www.rewardsnetwork.com.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is designed to help attract, retain and motivate the highly qualified personnel needed to manage the Company’s business and affairs. To meet these goals, the Company has implemented a compensation program with the following components:

•	base salaries that reflect the scope and responsibilities of the position, as well as the skills, knowledge, experience, abilities and contributions of each individual executive officer;

•	short-term incentives, such as cash bonuses, that are based on the financial performance of the Company, the performance of the individual executive officer and the contribution of the individual executive officer to the Company’s overall performance; and

•	long-term incentives, such as restricted stock unit awards and stock option awards, that balance the executive officer’s short- and long-term perspectives and provide rewards consistent with stockholder returns.

In establishing compensation, the committee considers the factors mentioned above as well as the internal equity of the Company’s compensation relationships, the overall competitive environment for executives, the level of compensation necessary to attract and retain executive talent and, where appropriate, the recommendations of professional compensation consultants and management. The committee believes that the overall compensation levels for the Company’s executive officers should reflect competitive levels of compensation for comparable positions in similarly sized companies over the long term.

Salary and bonus. Salary is paid for ongoing performance throughout the year. Bonuses are paid in February, or such other time as the financial results for the prior year are available, for the prior year’s performance and are based upon the Company’s achievement of certain financial objectives and, to a lesser extent, the committee’s evaluation of each executive officer’s individual performance in the prior year as measured against management business objectives, which the Company refers to as MBOs. Bonuses are evaluated by the committee in the context of the committee’s assessment of the overall performance of the Company.

In 2004, bonuses were based on the Company’s achievement of specified growth in the Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, and each executive officer’s achievement of MBOs. The committee determines the Chief Executive Officer’s MBOs. The Chief Executive Officer determines the MBOs of each other executive officer with the review and input of the committee. During the fiscal year ended December 31, 2004, the Company did not achieve the Company’s financial performance objectives. As a result, bonuses that were paid to executive officers of the Company were based solely on that portion of the potential bonus that was attributable to the executive officer’s achievement of MBOs. Bonuses paid by the Company to executive officers with respect to 2004 totaled $467,720 out of an aggregate potential bonus for achievement of the Company financial objectives and all executive officer MBOs of $1,434,409.

Restricted stock units. In 2004, the committee determined to grant restricted stock unit awards as the principal component of long-term incentives for executives and key employees. The committee believes that restricted stock units closely align executives’ interests with investors’ long-term interests and that restricted stock units are an effective incentive for our executives during periods of stock market fluctuations, when stock options may have no realizable value. Restricted stock unit awards should result in less dilution because the restricted stock unit awards, which have value equal to the market price of the common stock, have more value than stock options, which have value only to the extent the market price exceeds the stock option exercise price, and therefore the Company grants fewer restricted stock unit awards than the number of stock options they replace.

Restricted stock units are subject to restrictions on transferability and other restrictions until the restricted stock units vest and the restrictions lapse. Vesting of restricted stock units is contingent upon continued service of the restricted stock unit recipient with the Company and is usually, although not always, contingent on the Company achieving specified financial objectives. The committee believes the vesting structure of the restricted stock unit awards has the potential to provide an incentive for executives to provide superior service and remain with the Company for an extended period of time.

106,750 of the restricted stock unit awards granted by the Company in 2004 vested only if the Company achieved specified growth in EBITDA during 2004. This financial objective was not met and these restricted stock units were forfeited. 10,000 of the restricted stock unit awards granted in 2004 were not tied to the Company’s achievement of financial objectives and will vest over three years in equal installments so long as the recipient of the restricted stock units remains with the Company.

The amount of restricted stock units granted to the Company’s executive officers in 2004 reflect the past contributions of the individual, the individual’s ability to affect the Company’s profitability, the scope of the individual’s responsibilities, the need to retain the individual’s services over time and management’s assessments and recommendations.

Stock options. In 2004, the committee determined to grant restricted stock unit awards instead of stock option awards where possible. However, certain executive officers were entitled to receive stock option awards under their employment arrangements with the Company. These executive officers were offered the opportunity to change the terms of their employment arrangements to provide for restricted stock awards instead of stock option awards, but all of these executive officers elected to continue to receive stock option awards.

The committee considers stock options, when used with an appropriate holding period, to be an effective incentive for executive officers. Stock options encourage executive officers to remain with the Company because they vest over a period of years. In addition, stock options link executive compensation with the Company’s performance because the executive officer receives gains only when the Company’s stock price rises for all stockholders.

Each stock option permits the executive officer, generally for a period of ten years, to purchase one share of the Company’s common stock from the Company at the market price of the Company’s common stock on the date of grant. Stock options granted during 2004 will generally become exercisable in four equal installments, beginning one year after they were granted.

The stock option grants made to the Company’s executive officers in 2004 reflect the past contributions of the individual, the individual’s ability to affect the Company’s profitability, the scope of the individual’s responsibilities, the need to retain the individual’s services over time and management’s assessments and recommendations.

Chief Executive Officer Compensation

The total compensation of our former Chief Executive Officer, George S. Wiedemann, for 2004 was determined pursuant to the terms of his September 2002 employment agreement with the Company, as described in “Employment and Change in Control Agreements” on page 14. The components of Mr. Wiedemann’s compensation under that agreement were established using substantially the same criteria used to determine compensation for other executive officers, discussed at the beginning of this report. The restricted stock awards that the Company granted to Mr. Wiedemann during 2004 vested only if the Company achieved specified growth in EBITDA during 2004 and were intended to align Mr. Wiedemann’s interests with those of stockholders, tying a meaningful portion of his compensation to the Company’s performance. The Company did not meet the specified financial objective and the restricted stock awards granted to Mr. Wiedemann during 2004 were forfeited.

Compliance with Internal Revenue Code Section 162(m)

United States federal tax laws limit the deduction a publicly held Company is allowed for compensation paid to certain executive officers. Generally, amounts paid in excess of $1,000,000 to a covered executive, other than performance-based compensation, may not be deducted. The committee considers ways to maximize the deductibility of executive compensation but intends to retain the discretion the committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

THE COMPENSATION COMMITTEE

Harold I. Shain (chair)

F. Philip Handy

Frank E. Wood

March 3, 2005

EXECUTIVE OFFICERS

Information regarding the Company’s executive officers can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 14, 2005. Effective March 29, 2005, George S. Wiedemann resigned as President and Chief Executive Officer of the Company and the Board of Directors appointed Ronald L. Blake as President and Chief Executive Officer. Mr. Blake, 49 years old, was chairman and CEO of Willis Stein Telecom Acquisition Corp. since 2000. Prior to that position, Mr. Blake spent over 20 years in senior leadership positions at Ameritech, including as president of several Ameritech divisions and Treasurer of Ameritech. After Ameritech, Blake served as president of SBC Telecom, and as chairman, president and CEO of Orius Corp, a network and infrastructure firm.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table contains information regarding compensation earned during the last three fiscal years by the Company’s Chief Executive Officer and the other persons whose compensation is required to be disclosed for up to three calendar years in which they served as executive officers of the Company.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)		All Other Compensation ($)
George S. Wiedemann(1)	2004	500,000	136,500	—		—		6,500	(5)
Former President and Chief Executive	2003	500,000	447,000	—		1,000,000		5,997	(5)
Officer	2002	112,389	—	—		10,000	(4)	417	(6)

Gerald J. Hughes	2004	247,200	50,923	—		—		5,923	(5)
Executive Vice President,	2003	240,000	132,718	—		20,000		5,971	(5)
Product Management	2002	210,000	187,500	41,051	(2)	10,000		4,685	(5)

Gregory J. Robitaille	2004	269,100	49,049	—		—		2,784	(5)
Executive Vice President,	2003	260,000	124,913	157,815	(3)	20,000		2,364	(5)
Business and Corporate Development	2002	228,900	187,500	—		10,000		3,217	(5)

Kenneth R. Posner(7)	2004	284,625	104,344	—		—		5,583	(5)
Senior Vice President, Finance and	2003	76,154	118,544	—		250,000		—
Administration, and Chief Financial Officer	2002	—	—	—		—		—

Domenic A. Rinaldi(8)	2004	248,400	47,651	—		50,000		4,382	(5)
Executive Vice President, Sales	2003	152,258	73,979	92,700	(9)	50,000		—
	2002	—	—	—		—		—

(1)	Mr. Wiedemann became President and Chief Executive Officer of the Company in September 2002 and resigned from the Company effective March 29, 2005. See “Employment and Change in Control Arrangements” for a description of Mr. Wiedemann’s employment agreement with the Company.
(2)	Represents $29,051 transitional housing allowance and $1,000 per month car allowance.
(3)	Represents executive relocation expenses including closing costs of $113,365 incurred in connection with the sale and purchase of Mr. Robitaille’s primary residence.
(4)	Represents options granted as compensation to Mr. Wiedemann for serving on the Company’s Board of Directors prior to his hire in September 2002.

(5)	Represents employer 401(k) match.
(6)	Represents $417 in California State Disability Insurance payments made by the Company on behalf of Mr. Wiedemann.
(7)	Mr. Posner became Senior Vice President, Finance and Administration, in August 2003.
(8)	Mr. Rinaldi became Executive Vice President, Sales, in May 2003 and resigned from the Company effective March 3, 2005.
(9)	Represents $85,700 executive relocation expenses and $1,000 per month car allowance.

Option Grants in 2004

Shown below is further information regarding options to purchase shares of Common Stock that were granted in 2004 to the individuals named in the summary compensation table.

Individual Grants(1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
George S. Wiedemann	—	—	—	—	—	—
Gerald J. Hughes	—	—	—	—	—	—
Gregory J. Robitaille	—	—	—	—	—	—
Kenneth R. Posner	—	—	—	—	—	—
Domenic A. Rinaldi	50,000	35.7	10.70	4/23/14	336,459	852,652

(1)	All options were granted pursuant to the 1996 Long-Term Incentive Plan and all options vest at a rate of 25% per year.

Aggregated Option Exercises in 2004 and Year-End Option Values

The following table reflects options exercised in 2004, and the value of options at December 31, 2004 held, by the individuals named in the summary compensation table.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options Held at 12/31/04 (#)		Value of Unexercised In-The-Money Options at 12/31/04 ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
George S. Wiedemann	—	—	553,000	500,000	80,295	—
Gerald J. Hughes	—	—	185,000	20,000	797,350	9,850
Gregory J. Robitaille	—	—	310,000	20,000	1,341,100	9,850
Kenneth R. Posner	—	—	18,750	231,250	—	—
Domenic A. Rinaldi	—	—	12,500	87,500	—	—

(1)	Value realized is determined by subtracting the exercise price from the fair market value on the date of exercise.
(2)	The value of unexercised options is determined by subtracting the exercise price from the fair market value of $7.00 per share, the closing price per share of Common Stock on the American Stock Exchange as of December 31, 2004.

Long-Term Incentive Plan—Awards in 2004

The following table reflects awards made in 2004 under the Company’s 2004 Long-Term Incentive Plan to individuals named in the summary compensation table.

Name	Number of Restricted Stock Units (#)	Performances or Other Period Until Maturation or Payout
George S. Wiedemann	15,000	(1)
Gerald J. Hughes	7,500	(1)
Gregory J. Robitaille	7,500	(1)
Kenneth R. Posner	7,500	(1)
Domenic A. Rinaldi	—	—

(1)	Restricted stock unit awards vested only if the Company achieved specified growth in EBITDA during 2004, and if this condition was met, the awards would vest in equal installments over three years so long as the executive officer remained with the Company. The financial objective was not met and these restricted stock unit awards were forfeited.

Employment Contracts and Termination of Employment and Change in Control Arrangements

The following is a summary of the employment arrangements with Ronald L. Blake and the individuals named in the summary compensation table. The employment agreements of each of the officers named in the summary compensation table contain confidentiality provisions, and the employment agreements of each of the officers listed below (other than Mr. Robitaille) contain non-competition provisions that survive for one year following voluntary or involuntary termination.

Ronald L. Blake. Ronald L. Blake is currently the President and Chief Executive Officer of Rewards Network Inc. Mr. Blake’s compensation consists of an annual salary of $600,000 and benefits consistent with the Company’s standard employee benefit plans.

George S. Wiedemann. In connection with the hiring of George S. Wiedemann as President and Chief Executive Officer in September 2002, the Company entered into an employment agreement with Mr. Wiedemann. Under his employment agreement, Mr. Wiedemann was entitled to a base salary of $500,000 (subject to annual review), an annual cash bonus opportunity of up to 100% of his base salary and an option to purchase 1,000,000 shares of Common Stock at an exercise price of $9.58 per share, vesting ratably on September 30 of each of the first four years of Mr. Wiedemann’s employment.

Mr. Wiedemann resigned from the Company on March 29, 2005. Upon his resignation, all of his unvested options to purchase Common Stock terminated. Under his employment agreement, Mr. Wiedemann is entitled to receive severance payments that include 12 months of his base salary, an amount equal to the average of his annual bonus for the three years preceding his termination and a pro rata portion of his annual bonus based on the portion of active employment for the year. As a condition to receiving severance benefits, Mr. Wiedemann has agreed to execute and comply with a termination agreement, including non-competition provisions, a general release of liability and a covenant not to bring any actions against the Company except with respect to compliance with his employment agreement.

Gerald J. Hughes. Gerald J. Hughes is currently Executive Vice President, Product Management, of Rewards Network Establishment Services Inc. Pursuant to his March 2000 offer letter, Mr. Hughes is entitled to an annual base salary of $195,000 (subject to annual review), an annual cash bonus of up to a maximum of 50% of his base salary and options to purchase 200,000 shares of Common Stock (vesting ratably on each of the first four anniversaries of Mr. Hughes’ commencement of employment with the Company). The offer letter also entitles Mr. Hughes to receive all benefits generally available to the Company’s employees.

Except as described below, upon termination of Mr. Hughes’s employment, all of his unvested options to purchase Common Stock will terminate. Mr. Hughes’s offer letter also provides that, in the event of a change in control of the Company (as defined in the 1996 Long-Term Incentive Plan (the “1996 Plan”) all of Mr. Hughes’s options to purchase Common Stock will vest, and Mr. Hughes will be entitled to participate, for a 12-month period, in employee welfare benefit plans in which he was participating on his termination date. If Mr. Hughes is terminated within one year after a change in control, he will be entitled to receive a lump sum severance payment equal to 12 months of his then-current base salary.

Gregory J. Robitaille. Gregory J. Robitaille is currently Executive Vice President, Corporate Development, of Rewards Network Services Inc. Pursuant to his February 2001 offer letter, Mr. Robitaille is entitled to an annual base salary of $218,000 (subject to annual review), a bonus subject to the terms of the senior management bonus program and options to purchase 250,000 shares of Common Stock at an exercise price of $2.50 per share and options to purchase another 50,000 shares of Common Stock at an exercise price of $2.8750 per share, which options vest ratably on each anniversary of the commencement of his employment with the Company.

Mr. Robitaille’s offer letter provides that if Mr. Robitaille’s employment is terminated for any reason other than Cause (as defined in the offer letter), disability or death or if there is a diminution in his duties resulting from a change in control of the Company, he will be entitled to 12 months of his then-current base salary, participation in the senior management bonus pool based on a pro rated year from the date of termination and full options vesting and exercise privileges as provided in the 1996 Plan (except that at least 100,000 of his options will be deemed to be vested at an exercise price of $2.50 per share, expiring on October 23, 2010). In addition, in the event of his termination without cause, or in the event of a change in control of the Company, Mr. Robitaille’s offer letter provides for his continued participation in the Company’s health care plan pursuant to COBRA.

Kenneth R. Posner. Kenneth R. Posner is currently Senior Vice President, Finance and Administration, and Chief Financial Officer of Rewards Network Inc. Pursuant to his May 2003 offer letter, Mr. Posner is entitled to an annual base salary of $275,000 (subject to annual review), an annual cash bonus of up to a maximum of 100% of his base salary and options to purchase 250,000 shares of Common Stock (vesting as follows: 18,750 shares on July 1, 2004, 37,500 shares on July 1, 2005, 62,500 shares on July 1, 2006, 62,500 shares on July 1, 2007, 43,750 shares on July 1, 2008 and 25,000 shares on July 1, 2009). The offer letter also entitles Mr. Posner to receive all benefits generally available to the Company’s employees.

Mr. Posner’s offer letter provides that if Mr. Posner’s employment is terminated for any reason other than Cause (as defined in the offer letter), disability or death or if there is a diminution in his duties resulting from a change in control of the Company, he will be entitled to 12 months of his then-current base salary, a prorated bonus equal to the amount of the prior year’s bonus prorated for the period of active employment in the year of termination, and the option to continue participation in the Company’s health care plan pursuant to COBRA with the Company paying the cost of such continued coverage for a period of 12 months.

Domenic A. Rinaldi. Domenic A. Rinaldi was the Executive Vice President, Sales, of Rewards Network Establishment Services Inc. until his resignation on March 3, 2005. Upon his resignation, all of his unvested options to purchase Common Stock terminated. Mr. Rinaldi has entered into a Severance and Release Agreement pursuant to which Mr. Rinaldi will receive severance payments of $255,852 over a period of twelve months following his resignation. The Severance and Release Agreement contains non-competition and confidentiality provisions and a release from Mr. Rinaldi.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category:	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,739,000	6.99	1,625,540
Equity compensation plans not approved by security holders(2)	750,000	9.58	—

Total	3,489,000	7.54	1,625,540

(1)	The total number of shares of Common Stock that may be subject to outstanding awards granted under the 2004 Long-Term Incentive Plan, determined immediately after the grant of any award, may not exceed 4,540,000 shares. Does not include 189,960 shares issued as deferred stock awards to directors as compensation for serving on the Company’s Board of Directors and 10,000 shares of the Company’s common stock were reserved for issuance as stock awards to certain executives as incentive compensation. Includes options to purchase 24,500 shares of Common Stock under the Company’s 1987 Stock Option and Rights Plan.
(2)	Includes options to purchase 750,000 shares of Common Stock granted to George S. Wiedemann in 2003 at an exercise price of $9.58 per share, vesting with respect to 25 percent of the underlying shares each of the first four years the options are outstanding and expiring in 2013.

THE AUDIT COMMITTEE REPORT

The audit committee assists the Company’s Board of Directors in overseeing and monitoring the Company’s financial reporting process and the quality of its internal and external audit process.

The audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2004. KPMG LLP, the Company’s independent registered public accounting firm for 2004, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with the standards of the Public Company Accounting Oversight Board (United States). The audit committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and the audit committee has received from KPMG LLP written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended. The audit committee has also discussed with KPMG LLP the firm’s independence from management and the Company. In considering the independence of KPMG LLP, the audit committee took into account the amount and nature of the fees paid to KPMG LLP for non-audit services, as described below.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Raymond A. Gross (chair)

Harold I. Shain

John A. Ward, III

March 4, 2005

PERFORMANCE ANALYSIS

The graph below compares five-year returns of Common Stock with those of Standard & Poor’s SmallCap 600 Index (the “S&P SmallCap 600 Index”), Standard & Poor’s 500 Composite Stock Index (the “S&P 500 Index”) and Russell 3,000® Index (the “Russell 3,000 Index”). The figures assume all dividends have been reinvested and an initial investment of $100 on December 31, 1999.

The Company selected the Russell 3,000 Index for purposes of this performance analysis, because the Company does not use a published industry or line of business index and does not believe that it can reasonably identify a peer group. Because the Company joined the S&P SmallCap 600 Index in 2003, information is provided below in order to compare the Company’s performance with that of the S&P SmallCap 600 Index.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Rewards Network Inc.	100	120	174	425	426	280
S&P SmallCap 600 Index	100	107	93	72	76	82
S&P 500 Index	100	111	117	99	137	166
Russell 3,000 Index	100	91	80	62	79	87

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of April 1, 2005, the ownership of shares of Common Stock by each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, by each director, by each executive officer named in the summary compensation table and by all of the Company’s directors and executive officers as a group. The address of each beneficial owner who is also a director or executive officer of the Company is c/o Rewards Network Inc., Two North Riverside Plaza, Suite 950, Chicago, Illinois 60606. Except as otherwise specified, each beneficial owner has sole voting power and sole investment power with respect to the securities beneficially owned by such beneficial owner.

Name and Address of Beneficial Owner	# of Shares of Common Stock		Options and Warrants Exercisable prior to May 30, 2005		Total Shares	% of Total Outstanding(1)
Samstock L.L.C. EGI-Fund (00) Investors, L.L.C. 2 North Riverside Plaza Chicago, Illinois 60606	4,734,726	(2)	810,958	(2)	5,545,684	20.9%

Halmostock Limited Partnership 21 West Las Olas Boulevard Fort Lauderdale, Florida 33301	493,541	(2)	—	(2)	493,541	1.9%

Burgundy Asset Management Ltd. 181 Bay Street, Suite 4510 Toronto, Ontario M5J 2T3	2,080,000	(3)	—		2,080,000	8.1%

Wynnefield Partners Small Cap Value, L.P.
Wynnefield Partners Small Cap Value, L.P. I
Wynnefield Small Cap Value Offshore Fund, Ltd.
Channel Partnership II, L.P.
Wynnefield Capital Management, LLC
Wynnefield Capital, Inc.
Nelson Obus 450 Seventh Avenue Suite 509 New York, New York 10123	1,522,500	(4)	—		1,522,500	5.9%

Samuel Zell, Chairman of the Board and Director	16,943	(5)	20,000		36,943	*

George S. Wiedemann, Former President and Chief Executive Officer and Former Director(6)	80,116	(7)	553,000		633,116	2.4%

Gerald J. Hughes, Executive Vice President, Product Management	9,193		192,500		201,693	*

Gregory Robitaille, Executive Vice President, Corporate Development	36,036		361,336		397,372	1.5%

Kenneth R. Posner, Senior Vice President, Finance and Administration, and Chief Financial Officer	10,000		18,750		28,750	*

Name and Address of Beneficial Owner	# of Shares of Common Stock		Options and Warrants Exercisable prior to May 30, 2005	Total Shares	% of Total Outstanding(1)

Domenic A. Rinaldi, Former Executive Vice President, Sales(6)	1,460		12,500	13,960	*

Adam M. Aron, Director	5,581	(8)	10,000	15,581	*

Peter C. B. Bynoe, Director	6,747	(8)	10,000	16,747	*

Raymond A. Gross, Director	19,312	(8)	35,000	54,312	*

F. Philip Handy, Director	197,778	(8)(9)	53,000	250,778	*

Harold I. Shain, Director	7,705	(8)	10,000	17,705	*

John A. Ward, III, Director	107,006	(8)(10)	62,418	169,424	*

Frank E. Wood, Director	4,831	(8)	10,000	14,831	*

Lester Wunderman, Director	56,402	(8)	98,000	154,402	*

All current directors and current executive officers as a group (15 persons)	478,034		953,504	1,431,538	5.4%

*	Ownership represents less than 1% of the outstanding shares of Common Stock.
(1)	Percentage ownership is based on 25,773,919 shares of Common Stock issued and outstanding as of April 1, 2005, plus the number of shares of Common Stock subject to options and warrants exercisable prior to May 30, 2005 by the person or the aggregation of persons for which such percentage ownership is being determined.
(2)	The number of shares beneficially owned is based, in part, on an amended Schedule 13D filed on September 26, 2003 by EGI-Fund (00) Investors, L.L.C., Halmostock Limited Partnership, Samstock, L.L.C. and SZ Investments, L.L.C. reflecting ownership as of September 26, 2003. According to the amended Schedule 13D, EGI-Fund (00) Investors, L.L.C. has shared voting power and shared dispositive power with respect to all 1,216,437 shares of Common Stock beneficially owned by it; Halmostock Limited Partnership has shared dispositive power with respect to 493,541 shares of Common Stock beneficially owned by it; Samstock, L.L.C. has shared voting power and shared dispositive power with respect to 4,329,247 shares of Common Stock beneficially owned by it; and SZ Investments, L.L.C. has shared voting power and shared dispositive power with respect to all 5,545,684 shares of Common Stock beneficially owned by it. None of the entities has sole voting power or sole dispositive power with respect to any shares of Common Stock beneficially owned by it. SZ Investments, L.L.C. is the managing member of EGI-Fund (00) Investors, L.L.C. and the sole and managing member of Samstock, L.L.C.

Includes (i) 493,541 shares of Common Stock owned by Halmostock Limited Partnership and (ii) 39,039 shares of Common Stock owned by Melvin Chasen and Iris Chasen.

Pursuant to the Amended and Restated Agreement among Stockholders, dated as of March 3, 1998 (the “Chasen Stockholder Agreement”), among Samstock, L.L.C., EGI-Transmedia Investors, L.L.C., Melvin Chasen, Iris Chasen and the Company, Samstock, L.L.C. has shared power to vote or to direct the vote of the 39,039 shares beneficially owned by Mr. and Mrs. Chasen Pursuant to the Stockholders’ Agreement, dated as of March 3, 1998 (the “Halmostock Stockholder Agreement”), among Samstock, L.L.C., EGI-Transmedia Investors, L.L.C., Halmostock Limited Partnership and the Company, Samstock, L.L.C. has shared power to vote or to direct the vote of the 493,541 shares beneficially owned by Halmostock Limited Partnership.

Each of Samstock, L.L.C., Halmostock Limited Partnership, Mr. and Mrs. Chasen and EGI-Fund (00) Investors, L.L.C. has the power to dispose of or to direct the disposition of its shares of Common Stock except that (i) pursuant to the Chasen Stockholder Agreement, Samstock, L.L.C. has the shared power, together with Mr. and Ms. Chasen to dispose of or to direct the disposition of the shares of Mr. and Ms. Chasen and (ii) pursuant to the Halmostock Stockholder Agreement, Samstock, L.L.C. has the shared power, together with Halmostock Limited Partnership to dispose of or to direct the disposition of the shares of Halmostock Limited Partnership. The address of each of EGI-Fund (00) Investors, L.L.C., Samstock, L.L.C. and SZ Investments, L.L.C. is 2 North Riverside Plaza, Chicago, Illinois 60606, and the address of Halmostock Limited Partnership is 21 West Las Olas Boulevard, Fort Lauderdale, Florida 33301.

(3)	The number of shares beneficially owned is based on a Schedule 13G filed on February 14, 2005 by Burgundy Asset Management Ltd. According to the Schedule 13G, Burgundy Asset Management Ltd. is the beneficial owner of 2,080,000 shares of Common Stock and has sole power to vote, dispose or direct the disposition of the 2,080,000 shares owned by Burgundy Asset Management Ltd.
(4)	The number of shares beneficially owned is based on a Schedule 13G filed on April 6, 2005 by Wynnefield Partners Small Cap Value, L.P. (“Partners”), Wynnefield Partners Small Cap Value, L.P. I (“Partners I”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Fund”), Channel Partnership II, L.P. (“Channel”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”) and Nelson Obus (“Obus”). According to the Schedule 13G, Partners is the beneficial owner of 465,600 shares of Common Stock and has sole power to vote, dispose or direct the disposition of such shares; Partners I is the beneficial owner of 604,200 shares of Common Stock and has sole power to vote, dispose or direct the disposition of such shares; Fund is the beneficial owner of 435,200 shares of Common Stock and has sole power to vote, dispose or direct the disposition of such shares; Channel is the beneficial owner of 17,500 shares of Common Stock and has sole power to vote, dispose or direct the disposition of such shares; WCM holds an indirect beneficial interest in the shares which are directly beneficially owned by Partners and Partners I; WCI holds an indirect beneficial interest in the shares which are directly beneficially owned by Fund; and Obus holds an indirect beneficial interest in the shares which are directly beneficially owned by Channel.
(5)	Includes for Mr. Zell 16,943 shares of Common Stock that he elected to take as a deferred stock award under the 1996 Long-Term Incentive Plan (the “1996 Plan”) in lieu of his annual director’s fees. Does not include shares of Common Stock held by Samstock, L.L.C. and EGI-Fund (00) Investors, L.L.C., which are indirectly owned by various trusts established for the benefit of Mr. Zell and members of his family, the trustee of which is Chai Trust Company, L.L.C. (“Chai Trust”). Mr. Zell is not an officer or director of Chai Trust and does not have beneficial ownership of such shares. (See Notes 1 and 2 above.) Does not include 10,000 shares of Common Stock held by the Helen Zell Revocable Trust as to which shares Mr. Zell disclaims beneficial ownership.
(6)	Based on information provided prior to Mr. Wiedemann’s and Mr. Rinaldi’s resignation from the Company.
(7)	Includes for Mr. Wiedemann 21,396 shares of Common Stock that Mr. Wiedemann elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees prior to joining the Company as President and Chief Executive Officer.
(8)	Includes shares of Common Stock that directors have elected to take as a deferred stock award under the 1996 Plan and the 2004 Non-Employee Directors Award Program in lieu of their respective director’s fees as follows: Mr. Aron, 3,778 shares; Mr. Bynoe, 6,747 shares; Mr. Gross, 19,312 shares; Mr. Handy, 30,402 shares; Mr. Shain, 7,705 shares; Mr. Ward, 21,627 shares; Mr. Wood, 4,831 shares; Mr. Wunderman, 28,599 shares.
(9)	Does not include 147,501 shares of Common Stock held indirectly in a trust for which Mr. Handy is a co-trustee and the only beneficiary.
(10)	Does not include 192 shares of Common Stock held by Mr. Ward’s wife and son as to which shares Mr. Ward disclaims beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Leases.

On August 30, 1999, the Company entered into an office lease agreement with EOP-Northwest Properties L.L.C., an affiliate of Equity Office Properties Trust. Samuel Zell is Chairman of the Board of Trustees of Equity Office Properties Trust. The lease is for office space at 999 Third Avenue, Suite 3800, Seattle, Washington. The term of the lease commenced on September 1, 1999 and the Company has delivered notice of termination effective August 31, 2005.

On May 5, 2003, the Company entered into an office lease agreement with Equity Office Properties Management Corp., the agent for Two North Riverside Plaza Joint Venture Limited Partnership, a limited partnership comprised in part of trusts established for the benefit of Samuel Zell, the Company’s Chairman of the Board of Directors, and members of his family. The lease initially provided for 10,000 square feet of office space at Two North Riverside Plaza, Chicago, Illinois and, effective July 1, 2004, the Company exercised its option to increase this space to 14,324 square feet. The term of the lease is from September 1, 2003 through August 31, 2008.

On June 25, 2004, the Company entered into an office lease agreement with Equity Office Management, L.L.C., as indirect manager of San Felipe Plaza, Ltd., a limited partnership. Equity Office Management, L.L.C. is an affiliate of Equity Office Properties Trust. Samuel Zell is Chairman of the Board of Trustees of Equity Office Properties Trust. The lease provides for 827 square feet of office space at 5847 San Felipe, Suite 1675, Houston, Texas. The term of the lease is from July 1, 2004 through June 30, 2009.

The future minimum lease obligation for these three leases is as follows:

Year ending December 31,	Amount
2005	304,000
2006	298,000
2007	305,000
2008	212,000
Thereafter (through June 30, 2009)	9,000

Total minimum lease payments	$1,128,000

Financial Consulting and Investment Advisory Services. In the past, Equity Group Investments, L.L.C. (“EGI”), an affiliate of Samstock, L.L.C., the Company’s largest stockholder, provided investment and other financial advisory services to the Company. The Company paid $187,500, $250,000 and $250,000, respectively, to EGI for these services for each of the years ended December 31, 2004, 2003 and 2002. Samuel Zell serves as Chairman of EGI. This arrangement was terminated as of September 30, 2004.

Administrative Services. On October 11, 2004, the Company entered into an agreement with EGI for administrative services beginning October 18, 2004 and continuing on a month to month basis, with a 30 day written notice required for cancellation. The administrative services consist of rent for 1,251 square feet of additional office space at Two North Riverside Plaza, Chicago, Illinois, utilities and maintenance service. The annual cost to the Company for these administrative services is $27,000.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board of Directors has selected KPMG LLP as the Company’s independent accountant for 2005. Representatives of KPMG LLP are expected to attend the 2005 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The aggregate fees and expenses billed for professional services rendered by KPMG LLP in 2004 and 2003 were as follows:

Type of fees	2004	2003
Audit fees	$602,700	$206,500
Audit-related fees	366,900	286,165
Tax fees	429,310	149,200
All other fees	—	—

	$1,398,910	$641,865

In the table above, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees the Company paid KPMG LLP for professional services for the audit of the Company’s consolidated financial statements and internal control over financial reporting included in the Company’s annual report on Form 10-K, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and include fees for transaction processing control evaluation in connection with the Statement on Auditing Standards 70 report, VISA Cardholder Information Security Program evaluation, employee benefit plan audits, accounting consultations, filings made with the Securities and Exchange Commission (other than reports on Form 10-K and 10-Q), agreed upon procedures required under the Company’s securitization and other audit-related services; “tax fees” are fees for U.S. federal and various state tax compliance services, general tax consulting and planning services and, in 2003, consulting services in respect of Canadian corporate structure; and “all other fees” are fees for any products and services provided by KPMG LLP not included in the first three categories.

The audit committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The policy requires specific pre-approval of all permitted services. The policy prohibits the audit committee from delegating to management the audit committee’s responsibility to pre-approve permitted services performed by the independent registered public accounting firm.

Requests for pre-approval of services must be detailed as to the services to be provided and include a draft engagement letter. None of the audit-related fees and tax fees described above was approved by the audit committee pursuant to the waiver of pre-approval provisions set forth in applicable Securities and Exchange Commission rules.

OTHER BUSINESS

As of the date of this Proxy Statement, the Company’s Board of Directors knows of no matters that are likely to be presented for action at the 2005 Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and described in this Proxy Statement. If any other matter properly comes before the 2005 Annual Meeting for action, the persons named on the accompanying proxy card will vote or refrain from voting in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS

Any proposals that stockholders wish to present at the 2006 Annual Meeting must be received by December 16, 2005 in order to be considered for inclusion in the Company’s proxy materials. The nominating committee will consider stockholders’ nominees for the Company’s Board of Directors and stockholder proposals submitted for the meeting.

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors or make a proposal is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 45 and 75 days prior to April 15, 2006. If the date of the 2006 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after May 25, 2006, stockholders are required to submit a notice of nomination or proposal not later than the close of business on the later of the 90th day prior to the date of the 2006 Annual Meeting or the tenth day following the day on which the meeting date is announced.

All proposals should be mailed to the Company’s principal executive offices at Two North Riverside Plaza, Suite 950, Chicago, Illinois 60606, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company’s executive officers and directors and persons who own more than 10% of the Company’s stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Executive officers, directors and persons owning more than 10% of the Company’s stock are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by the Company and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 2004, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent stockholders were complied with on a timely basis.

FORM 10-K ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is being furnished with this Proxy Statement. On written request, the Company will provide without charge to each record or beneficial holder of shares of Common Stock as of April 4, 2005, additional copies of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests should be addressed to Two North Riverside Plaza, Suite 950, Chicago, Illinois 60606, Attention: Secretary.

By Order of the Board of Directors,

Bryan R. Adel

Secretary

Chicago, Illinois

April 15, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

REWARDS NETWORK INC.

May 25, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE EIGHT DIRECTOR NOMINEES.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

1. To elect directors to serve for the ensuing year:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below.)

NOMINEES (term expiring in 2006):

Samuel Zell

Adam M. Aron

Peter C.B. Bynoe

Raymond A. Gross

F. Philip Handy

Harold I. Shain

John A. Ward, III

Frank E. Wood

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee as to whom you wish to withhold authority, as shown here:

2. To transact such other business as may properly come before the 2005 Annual Meeting and any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE EIGHT DIRECTOR NOMINEES. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2005 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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REWARDS NETWORK INC.

Proxy for Annual Meeting of Stockholders May 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ronald L. Blake and Bryan R. Adel or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all shares of common stock of Rewards Network Inc. (the “Company”) held by the undersigned on April 4, 2005 at the Annual Meeting of Stockholders (the “2005 Annual Meeting”) to be held on May 25, 2005 at the Civic Opera Building, 20 North Wacker Drive, 6th Floor, Chicago, Illinois beginning at 10:00 a.m. (local time) and any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY CARD. THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE EIGHT DIRECTOR NOMINEES.

(Continued and to be signed on other side.)

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